UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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The Williams Companies, Inc.

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On the evening of November 10, 2015, The Williams Companies, Inc. (“Williams”) posted the following article to its intranet website that discusses, among other things, the proposed business combination transaction (the “Merger”) between Williams and Energy Transfer Equity, L.P. (“Energy Transfer”). Also set forth below are (i) certain excerpted remarks relating to the Merger made during a town hall meeting with Williams employees held on November 10, 2015 and made available for replay on the Williams intranet website beginning on the evening of November 11, 2015 and (ii) slides that accompanied the excerpted remarks made during the town hall meeting and also made available on the Williams intranet website beginning on the evening of November 11, 2015.

Williams and ETE Integration Steering Committee Announced

What you need to know:

•	An Integration Steering Committee consisting of representatives from both Williams and ETE has been identified to lead the integration planning process

•	The Committee will soon begin planning in anticipation of the approved merger

•	The proposed merger of The Williams Companies, Inc. (WMB) and Energy Transfer Equity, L.P. (ETE) remains subject to clearance under the antitrust laws and approval by the U.S. Securities and Exchange Commission (SEC) and WMB shareholders

Integration planning between ETE and Williams has officially begun, following the naming of individuals to an Integration Steering Committee.

This team, consisting of senior leaders from both companies, will lead an integration planning process to design a successful transition to one functional organization in anticipation of the merger close, which is expected to occur during the first half of 2016.

Representing Williams are: Walter Bennett, Senior Vice President – West; Robyn Ewing, Senior Vice President – Strategic Services & Administration; Don Chappel, Senior Vice President & Chief Financial Officer; and, Sarah Miller, Senior Vice President & General Counsel.

Representing ETE will be: Mackie McCrea, Group Chief Operating Officer & Chief Commercial Officer; Chris Curia, Executive Vice President & Chief Human Resources Officer; Brad Whitehurst, Executive Vice President & Head of Tax; Tom Long, Chief Financial Officer for ETP; Tom Mason, Senior Vice President, General Counsel & Secretary for ETP; and Jennifer Street, Senior Vice President of Engineering & Operations Support for ETP.

The Integration Steering Committee will collaborate regularly to build and execute a thoughtful, coordinated transition plan. The plan will identify ways to effectively bring Williams into the ETE family while ensuring the continued success of both companies during the process. The committee will be accountable for keeping business integration plans on track while meeting financial targets and maximizing shareholder value.

The Integration Steering Committee’s focus will be on:

•	Building an effective and efficient organizational structure in a way that retains the best talent for long-term growth

•	Establishing objectives, synergy targets and the integration plan

•	Providing key decision making to resolve critical issues and drive accountability among integration team members

•	Facilitating communications that create an open culture and engage employees

•	Appointing Integration Management and Integration Team members; enabling those teams to effectively execute on integration plans and meet synergy targets post close

Additional personnel to support integration planning will be identified soon and subcommittees will be developed.

What’s Next?

It’s important to remember that until the proposed merger closes, Williams remains an independent company and is required to carry out its business as it normally would, subject to a set of interim operating covenants (found at MyWilliams > Williams Proposed Merger Information).

Both Williams and ETE recognize that employees have many questions, but reinforce that as of right now, nothing has changed: it’s business as usual.

“Until close, and outside of the interim operating covenants, there are no changes to how Williams currently operates,” says Robyn Ewing, SVP – SS&A and Integration Steering Committee member. “This means that existing employee compensation and benefits are still in place, as is our current organizational structure.”

Information will be posted to the Williams Proposed Merger Information page (found at MyWilliams > Williams Proposed Merger Information) as it becomes available.

Disclaimer: This transaction remains subject to clearance under the antitrust laws and approval by WMB shareholders and the Securities and Exchange Commission. Until all approvals and reviews have been completed both companies remain independent organizations and should operate as such.

Excerpted Remarks during Town Hall Meeting

Rob Hatley:

Good morning everyone. I’m Rob Hatley. I’m vice president of communications and strategic outreach here at Williams, and again, I want to thank you all for watching here in the room and those who will be ultimately watching via the replay…

Alan Armstrong:

… Well, thanks everybody for being here this morning, and we’ve got quite a few things to go through … I just wanted to share a little bit of information with you on the proposed merger.

We have filed for the Hart-Scott-Rodino, and so that’s the filing with the Federal Trade Commission, so that looks to regulate monopolies and any place where there might be too much commercial power. So that filing was made October 20th, and so that process typically is kind of the long lead item in a transaction like this … We haven’t yet filed the S-4. That’s called both the proxy statement and S-4 registration, and so that goes through the SEC. So that’s that second item, and that’s really the process of informing investors about the pros and cons of the deals. It’ll have a lot of information about the background of the merger. … So a lot is still going on there to get that resolved, but again, that is really the document that goes out. And the SEC — their job there is to make sure that investors are adequately informed on the trade and that the company has told them everything they need to know about it to be able to make a good decision on the shareholder vote. So once that process gets done, then the shareholder vote occurs, and so that’s the purpose for that.

And then, we would still expect a shareholder vote at the conclusion of that, and the first half of 2016 would be the time (inaudible) merger. And along the bottom there, you can see an integration plan, and so I’ll talk a little bit more about that here on the next slide. This is just the teams that are being put together that’ll look across a lot of the integration issues, and so they’ll be talking about systems, about board structures, all of those kinds of things. And so you can see the team here from both the Energy Transfer side and the Williams side, and you may have noticed yesterday Mackie McCrea, who came here and spoke several weeks ago, was named president for Energy Transfer Equity, and that is moving up from the Energy Transfer Partners role. So he was previously the CEO, president, for Energy Transfer Partners, which is a subsidiary, just like Williams Partners would be of ETE. So he moved up to that role, and I think Kelcy, then, remains as the chairman of ETE.

So anyway, that’s really the group that will be involved in the effort to try to look — I’m sure that that will be kept very precise. And so this is a little different than you might normally expect, where you have a lot of people involved, a lot of teams, and so forth, because it has to be kept pretty concise, and the communications have to be kept pretty concise because you don’t want to do what they call “gun-jumping,” which, from the FTC’s perspective, is starting to act like you’re under anybody’s direction. We’re still a separate, public company. We are under our own governance, and we’re under our own control, so a lot of restrictions in terms of the engagement of the broader organization because of that. So anyway — so that’s the news for today on the merger there.

…

Rob Hatley:

Good. You mentioned that you raised a general timeline that was in the planning, but a question here is, what are some of the, you think, the next series of major steps that we could expect relative to the integration planning effort, and what the steering committee is going to be focused on?

Alan Armstrong:

Yeah, you know, again, I think a lot of the focus will be on looking at systems, looking at org structures and kind of the strengths and weaknesses of the various organizations, and, you know, the best way to bring that together, so not too different than what we did with Access, the major distinction I would tell you probably is that there’ll be a lot more limitations on that, because recall, when we did the merger with Access, we were already a general partner, and so we already had a lot of pretty thick relationships throughout the organization, and we already had half the general partnership … But very similar issues, nevertheless, are the kind of things that we looked at in terms of where our strengths are, where their strengths are, and how do we combine those in a way that makes us the best company possible.

Slides Accompanying Remarks during Town Hall Meeting

Slides Accompanying Remarks during Town Hall Meeting
Next Steps in the Process
Energy Transfer Equity to Combine with Williams1
- September 28, 2015
Expected timing from announcement to closing
Subject to SEC review & regulatory approval
September 2015
Prepare proxy / registration statement
Begin regulatory approval process
File proxy statement/S-4 registration statement
WMB Stockholder Vote
First half of 2016: Merger Close
File for
Regulatory (HSR) Approval
Filed Oct. 20, 2015
Integration plan will result in one functional organization at closing
1) ETE/WMB News Release: Energy Transfer Equity to Combine with Williams, 9/28/15

Integration Steering Committee
Energy Transfer
Mackie McCrea
Chris Curia
Brad Whitehurst
Tom Long
Tom Mason
Jennifer Street
Group Chief Operating Officer
& Chief Commercial Officer
Executive Vice President &
Chief Human Resources Officer
Executive Vice President &
Head of Tax
Chief Financial Officer, ETP
Senior Vice President, General
Counsel & Secretary, ETP
Senior Vice President of
Engineering & Operations
Support, ETP
Williams
Walter Bennett
Robyn Ewing
Don Chappel
Sarah Miller
Senior Vice President – West
Senior Vice President – Strategic
Services & Administration
Senior Vice President & Chief
Financial Officer
Senior Vice President & General Counsel

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Additional Information and Where to Find It

The proposed transaction involving Energy Transfer and Williams will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, Energy Transfer Corp LP (“ETC”), Energy Transfer and Williams will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for Williams’ stockholders to be filed with the Securities and Exchange Commission (“SEC”), and Williams will mail the joint proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

Participants in the Solicitation

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials Energy Transfer and Williams file with the SEC.

Forward-Looking Statements

The reports, filings, and other public announcements of Williams may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed merger between Williams and Energy Transfer;

•	Statements regarding the proposed merger between Williams and Energy Transfer;

•	Our beliefs relating to value creation as a result of the proposed merger between Williams and Energy Transfer;

•	Benefits and synergies of the proposed merger between Williams and Energy Transfer;

•	Future opportunities for the combined company;

•	Other statements regarding Williams’ and Energy Transfer’s future beliefs, expectations, plans, intentions, financial condition or performance;

•	Expected levels of cash distributions by “Williams Partners L.P.” (WPZ) with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed merger between Williams and Energy Transfer, including receipt of the approval of Williams’ stockholders;

•	The timing and likelihood of completion of the proposed merger between Williams and Energy Transfer, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction;

•	The possibility that the expected synergies and value creation from the proposed merger between Williams and Energy Transfer will not be realized or will not be realized within the expected time period;

•	The risk that the businesses of Williams and Energy Transfer will not be integrated successfully;

•	Disruption from the proposed merger between Williams and Energy Transfer making it more difficult to maintain business and operational relationships;

•	The risk that unexpected costs will be incurred in connection with the proposed merger between Williams and Energy Transfer;

•	The possibility that the proposed merger between Williams and Energy Transfer does not close, including due to the failure to satisfy the closing conditions;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ annual report on Form 10-K filed with the SEC on February 25, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://co.williams.com/investors, as well as in Energy Transfer’s annual report on Form 10-K filed with the SEC on March 2, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://ir.energytransfer.com.